UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (date of earliest event reported): February 7, 2017
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Pulse Biosciences, Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

849 Mitten Road

Burlingame, California 94010

(Address of principal executive offices, including zip code)

(650) 697-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 7, 2017, Pulse Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Robert W. Duggan and Maky Zanganeh (the “Investors”), pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of 819,673 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $6.10 (the “Shares”), for gross proceeds of approximately $5 million (the “Private Placement”). The Company intends to use the net proceeds from the Private Placement for working capital or other general corporate purposes.

In connection with the Private Placement, the Company has granted certain registration rights to the Investors, pursuant to which, among other things, the Company will prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the Shares on or prior to July 31, 2017.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on February 7, 2017, the Company sold the Shares to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investors represented that they were acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective as of February 9, 2017, the Board of Directors of the Company (the “Board”) appointed Maky Zanganeh as a director, to serve until the Company’s 2017 annual meeting of stockholders. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Ms. Zanganeh and the Company required to be disclosed herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On and effective as of February 9, 2017, the Board approved the amendment and restatement of the Company’s Bylaws (the “Bylaws”), to, among other things, change the provisions regarding the number of members of the Board (the “Amended and Restated Bylaw”). The Bylaw Amendment provides that the Board shall consist of two or more members, and that the number of directors shall be determined from time to time solely by resolution of the Board  unless the certificate of incorporation fixes the number of directors. The foregoing summary is qualified in its entirety by reference to the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.  Other Events.

The Company issued a press release announcing the Private Placement on February 10, 2017. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No	Description
3.1	Amended and Restated Bylaws of Pulse Biosciences, Inc.
10.1	Securities Purchase Agreement, dated February 7, 2017, by and between Pulse Biosciences, Inc. and certain purchasers
99.1	Press Release issued by Pulse Biosciences, Inc. dated February 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017Pulse Biosciences, Inc.

By: /s/ Brian B. Dow

Brian B. Dow

Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Pulse Biosciences, Inc.
10.1	Securities Purchase Agreement, dated February 7, 2017, by and between Pulse Biosciences, Inc. and certain purchasers
99.1	Press Release issued by Pulse Biosciences, Inc. dated February 10, 2017